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                                                                FILE NO. 0-18754
                                   FORM 8-A/A

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       WARRIOR ENERGY SERVICES CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                DELAWARE                                 11-2904094
---------------------------------------     ------------------------------------
(STATE OF INCORPORATION OR ORGANIZATION)    (I.R.S. EMPLOYER IDENTIFICATION NO.)


                               100 ROSECREST LANE
                               COLUMBUS, MS 39701
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

   TITLE OF EACH CLASS                           NAME OF EACH EXCHANGE ON WHICH
   TO BE SO REGISTERED                           EACH CLASS IS TO BE REGISTERED
                                      None

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
_________________(if applicable)

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

FILING NOTE: This Form 8-A/A amends the Form 8-A filed by the Registrant with the Securities and Exchange Commission on August 7, 1990 (File No. 0-18754) for the purpose of registering under the Exchange Act its shares of Common Stock, $0.0005 par value per share.

        ----------------------------------------------------------------
                                (Title of class)

        ----------------------------------------------------------------
                                (Title of class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of the Registrant's Common Stock will be included in a form of prospectus filed by the registrant pursuant to Rule 424(b) under the Securities Act with respect to the Registrant's registration statement on Form S-1 (File No. 333-131781) and information responsive to this Item included in such prospectus shall be deemed to be incorporated by reference into this registration statement.

ITEM 2. EXHIBITS.

        3.1.1 Restated Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on June 21, 1989 (incorporated by reference to the Registrant's Annual Report on Form 10-KSB (file No.33-24223-NY) for the fiscal year ended December 31, 1990).

        3.1.2 Certificate of Amendment to the Registrant's Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on February 13, 2001 (incorporated by reference to the Registrant's Registration Statement on Form S-8 (file No. 333-57392) effective date March 21, 2001).

        3.1.3 Certificate of Amendment to the Registrant's Certificate of Incorporation as filed with the Secretary of State of Delaware and effective on December 27, 2005 (incorporated by reference to Exhibit 3.1.3 of the Registrant's Registration Statement on Form S-1 (file No. 333-131781) filed with the Commission on February 13, 2006).

        3.1.4 Certificate of Ownership and Merger merging Warrior Energy Services Incorporated with and into Black Warrior Wireline Corp. (incorporated by reference to Exhibit 3.1.4 of the Registrant's Registration Statement on Form S-1 (file No. 333-131781) filed with the Commission on February 13, 2006).

        3.2 Second Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 of Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (file No. 333-131781) filed with the Commission on April 14, 2006).

        4.1 Specimen common stock certificate representing common stock of the Registrant Exhibit 4.1 of Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (file No. 333-131781) filed with the Commission on April 14, 2006).


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                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         WARRIOR ENERGY SERVICES CORPORATION

                                         Date:  April 17, 2006


                                         By: /s/ William L. Jenkins
                                             -----------------------------
                                             William L. Jenkins, President